Exhibit 10.1

CODE REBEL CORPORATION

2014 EQUITY INCENTIVE AWARD PLAN

STOCK OPTION AGREEMENT

AGREEMENT (this “Agreement”), dated as of January 12, 2016, between CODE REBEL CORPORATION, a Delaware corporation (the “Company”), and Reid Dabney, an individual with a residence at the address set forth in the records of the Company (the “Participant”).

W I T N E S S E T H:

WHEREAS, the Company adopted the Code Rebel Corporation 2014 Equity Incentive Award Plan (the “Plan”), which Plan authorizes, among other things, the grant of options to purchase shares of common stock, par value $0.0001 per share (“Stock”), of the Company to Employees and Consultants of the Company; and

WHEREAS, the Committee (as defined in the Plan), as administrator of the Plan, has determined that it would be in the best interests of the Company to grant the option documented herein.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.           Definitions.  Capitalized terms not defined in this Agreement shall have the meaning ascribed to such terms in the Plan.

2.           Grant of Option. Subject to the terms and conditions of the Plan and as set forth herein, the Company hereby grants to the Participant, as of date hereof, an option (the “Option”) to purchase from the Company all or any part of an aggregate number of 400,627 shares of Stock (the “Optioned Shares”).  The Option shall be treated as a incentive stock option

3.           Exercise Price.  The Option shall become exercisable at a per share price of $2.44 (“Exercise Price”).

4.           Vesting. Subject to such further limitations as are provided in the Plan and as set forth herein, the Option shall vest as follows:

(a)           Non-Accelerated Vesting.

(i)              25% of the number of Optioned Shares (or 100,157 Optioned Shares) shall vest on the date of this Agreement.

(ii)              The remaining 75% of the number of Optioned Shares (or 300,470 Optioned Shares) shall vest in equal monthly installments as of the last calendar day of each month (each, a “vesting date”) over a period of 18 vesting periods (or 16,693 per vesting period), with the first vesting date being January 31, 2016 (the “Initial Vesting Date”), provided that you continue to be employed or engaged with the Company, or one of its affiliates, as of the applicable vesting date, such that one hundred percent (100%) of the number of the Optioned Shares covered by the Option will have vested on the June 30, 2017.  Accordingly, on the last vesting date, 16,689 Optioned Shares shall vest.

(b)           Accelerated Vesting.  All unvested Optioned Shares shall vest upon the earlier of

(i)              Termination of Employment with the Company without Cause;

(ii)              Termination of Employment by the Participate within 20 days after written notice to the Company of any of the following, unless such matter is cured or reconciled within such period:

(A)           the compensation payable to Participant has not been paid (unless a prorated amount of compensation has been paid to Participant that is not less than the pro-rated amount of compensation that is then being paid to all of the other executive officers (within the meaning of the Securities Act), or

(B)           the Participant has a bona fide dispute with the Company with respect to any matter relating to the Company’s operations, policies or practices, which in the reasonable opinion of the Participant would not permit him to certify the financial statements filed under the Exchange Act as required by the chief financial officer under the Exchange Act.

(iii)              There is a closing of a Change in Control of the Company.

(iv)              Upon the date of any permanent disability or death of the Participant.

5.           Termination of Option.   The Option, to the extent not previously exercised and subject to the remainder of this Section 5, shall terminate and become null and void at the close of business on the date that is ten (10) years after the date of the grant of the Option under this Agreement, or if such date is not a business day, then the immediately preceding business day (the “Option Expiration Date”).

(b)           Subject to the provisions of Section 5 hereof, and except as otherwise provided in this Section 5, upon the Participant’s Termination of Employment, the Option, to the extent not previously exercised, shall terminate and become null and void one year after such termination of the Participant’s service, or upon the Option Expiration Date, whichever occurs first; provided that if the Participant is terminated in connection with a Change in Control, and the Company (or its successor) continues to be an entity with shares of common stock that are registered under the Exchange Act, then such one year period shall be the earlier of two years or the date that is 30 days after the date that the annual audited financial statements are reported to the Securities and Exchange Commission under the Exchange Act on the date that is at least one year after the date of such termination of the Participant’s service.

(c)           Upon a termination of the Participant’s service for Cause or if following the Participant’s termination of service, circumstances arise or are discovered with respect to the Participant that would have constituted Cause for termination of service, the Option, to the extent not previously exercised, shall terminate and become null and void immediately upon such Termination of Employment (or when such circumstances arise or are discovered).

(d)           Subject to the provisions of Section 5 hereof, and except as otherwise provided in this Section 5 (other than Section 5(b)), upon a Termination of Employment by reason of the Participant’s Disability (as defined in the Plan, provided that the length of service for which the Participant is unable to provide services shall be no longer than the date that period that two quarterly reports or one annual report and one quarterly report are required to be filed under the Exchange Act by the Company) or by reason of the death of the Participant, the Option, to the extent not previously exercised, shall terminate and become null and void upon the (i) Option Expiration Date or (ii) the date that is 30 days after the date that the annual audited financial statements are reported to the Securities and Exchange Commission under the Exchange Act on the date that is at least one year after the date of such termination, whichever occurs first.

6.           Exercisability.   Upon a Termination of Employment, the Option shall be exercisable only to the extent that the Option is vested and is in effect on the date of such termination of the Participant’s service.

(b)           To the extent exercisable, the Option may be exercised by a legal representative on behalf of the Participant in the event of such Disability, or, in the case of the death of the Participant, by the estate of the Participant or by any person or persons who acquired the right to exercise the Option by bequest or inheritance or by reason of the death of the Participant.

7.           Manner of Exercise.   The Option may be exercised in full at one time or in part from time to time for the number of Optioned Shares then exercisable by giving written notice, signed by the person exercising the Option, to the Company, stating the number of Optioned Shares with respect to which the Option is being exercised and the date of exercise thereof.  Exercises of the Option may be effected only on days and during the hours NASDAQ is open for regular trading unless otherwise permitted by the Company.

(b)           Full payment by the Participant of the Exercise Price for the Optioned Shares purchased shall be made on or before the exercise date specified in the notice of exercise by delivery of (i) cash or a check payable to the order of the Company in an amount equal to such Exercise Price, (ii) shares of Stock owned by the Participant having a Fair Market Value equal in amount to such Exercise Price, or (iii) any combination of the preceding clauses (i) and (ii).

(c)           The Company shall be under no obligation to issue any Optioned Shares unless the person exercising the Option, in whole or in part, shall give a written representation and undertaking to the Company which is satisfactory in form and substance to counsel for the Company and upon which, in the opinion of such counsel, the Company may reasonably rely, that he or she is acquiring such Optioned Shares for his or her own account as an investment and not with a view to, or for sale in connection with, the distribution of any such Optioned Shares, and that he or she will make no transfer of the same except in compliance with any rules and regulations in force at the time of such transfer under the federal securities laws, or any other applicable law.

(d)           Upon exercise of the Option in the manner prescribed by this Section 7, delivery of a certificate for the Optioned Shares then being purchased shall be made at the principal office of the Company to the person exercising the Option within a reasonable time after the date of exercise specified in the notice of exercise.  Notwithstanding the foregoing, the Optioned Shares may be delivered via the DWAC system if the conditions for such delivery are satisfied and the Participant provides the appropriate instructions in writing in form and substance reasonably acceptable to the Company.

(e)           Notwithstanding any provision of this Agreement to the contrary, the Participant shall not be permitted to exercise the Option in whole or in party during any period that such exercise would, in the determination of the Company, cause a violation of law by the Participant under Rule 10b-5 of the Exchange Act or other applicable law or during any period of time that an executive officer with material non-disclosed information would not be permitted to trade securities issued by the Company in accordance with the Company’s policies.

8.           Non−Transferability of Option. The Option shall not be assignable or transferable by the Participant other than by will or the laws of descent and distribution, and shall be exercisable during the lifetime of the Participant only by the Participant. The Option shall terminate and become null and void immediately upon the bankruptcy of the Participant, or upon any attempted assignment or transfer except as herein provided, including without limitation, any purported assignment, whether voluntary or by operation of law, pledge, hypothecation or other disposition, attachment, trustee process or similar process, whether legal or equitable, upon the Option.

9.           No Special Rights. Neither the granting of the Option nor its exercise shall be construed to confer upon the Participant any right with respect to the continuation of his or her service with the Company (or any Affiliate of the Company) or interfere in any way with the right of the Company (or any Affiliate of the Company), subject to the terms of any separate agreement to the contrary, at any time to terminate such service or to increase or decrease the compensation of the Participant from the rate in existence as of the date hereof.

10.           Representation.  You represent and warrant that you understand the Federal, state and local income tax consequences of the granting of the Option to you and the exercise thereof.  To the extent that the Company is required to withhold any such taxes, then, unless both you and the Committee have otherwise agreed upon alternate arrangements, you hereby agree that the Company may deduct from any payments of any kind otherwise due to you the aggregate amount of such Federal, state and local taxes required to be so withheld, or if such payments are inadequate to satisfy such Federal, state and local taxes, or if no such payments are due or to become due to you, then, you agree to provide the Company with cash funds or make other arrangements satisfactory to the Committee regarding such payment.  It is understood that all matters with respect to the total amount of taxes to be withheld in respect of any such compensation income shall be determined by the Committee.

11.           No Rights of Stockholder. The Participant shall not be deemed for any purpose to be a stockholder of the Company with respect to the Option except to the extent that the Option shall have been exercised with respect thereto and, in addition, a stock certificate shall have been issued theretofore and delivered to the Participant.

12.           No Continued Right to Employment.  The Participant is not receiving any guaranty or assurance of continued employment with the Company and, unless otherwise provided in a separate written agreement but subject to applicable law, shall be an employee at will and may be terminated at any time.

13.           Notices. Any communication or notice required or permitted to be given hereunder shall be in writing, and, if to the Company, to its principal place of business, Attention: Secretary, and, if to the Participant, to the address as appearing on the records of the Company.  Such communication or notice shall be deemed given if and when (a) properly addressed and posted by registered or certified mail, postage prepaid, or (b) delivered by hand.

14.           Incorporation of Plan by Reference. The Option is granted pursuant to the terms of the Plan, the terms of which are incorporated herein by reference, and the Option shall in all respects be interpreted in accordance with the Plan. In the event of any inconsistency between the Plan and this Agreement, the Plan shall govern. The Committee shall interpret and construe the Plan and this Agreement, and their interpretations and determinations shall be conclusive and binding upon the parties hereto and any other person claiming an interest hereunder, with respect to any issue arising hereunder or thereunder.

15.           Acknowledgement.  The Participant acknowledges receipt of the copy of the Plan.

16.           Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, but without regard to its principles of conflicts of law.  In the event any provision of this Agreement shall be held invalid, illegal or unenforceable, in whole or in part, for any reason, such determination shall not affect the validity, legality or enforceability of any remaining provision, portion of provision or this Agreement overall, which shall remain in full force and effect as if the Agreement had been absent the invalid, illegal or unenforceable provision or portion thereof.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date above written.

CODE REBEL CORPORATION:

By:	/s/ Arben Kryeziu
Name: Arben Kryeziu
Title: Chief Executive Officer

PARTICIPANT:

/s/ Reid Dabney
Reid Dabney